UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 18, 2023

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ALPHA PARTNERS TECHNOLOGY MERGER CORP.

(Exact Name of Registrant as Specified in its Charter)

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Cayman Islands	001-40677	98-1581691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Empire State Building 20 West 34th Street, Suite 4215 New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 906-4480

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares included as part of the Units, par value $0.0001 per share	APTM	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	APTMW	The Nasdaq Stock Market LLC
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant to acquire one Class A ordinary share	APTMU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Alpha Partners Technology Merger Corp. (“APTM”) has signed a non-binding letter-of-intent (“LOI”) for a business combination with Glowforge Inc. (“Glowforge”), creator of award-winning 3D laser printers.

Under the terms of the LOI, APTM and Glowforge would become a combined entity, with Glowforge’s existing equity holders rolling 100% of their equity into the combined public company. APTM expects to announce additional details regarding the proposed business combination upon the execution of a definitive merger agreement, which is expected in the fourth quarter of 2023.

Completion of a business combination with Glowforge is subject to, among other matters, the negotiation of a definitive agreement providing for the transaction, satisfaction of the conditions negotiated therein and approval of the transaction by the board and stockholders of both APTM and Glowforge. There can be no assurance that a definitive agreement will be entered into or that the proposed transaction will be consummated on the terms or timeframe currently contemplated, or at all.

Given the anticipated timing of the contemplated transaction with Glowforge, APTM has filed a proxy statement to seek stockholder approval to adopt an amendment (the “Extension Amendment”) to its Amended and Restated Memorandum and Articles of Association ("Charter"). The Extension Amendment would extend the date by which APTM has to complete a business combination from July 30, 2023 to July 30, 2024.

About Alpha Partners Technology Merger Corp.

Alpha Partners Technology Merger Corp. (Nasdaq: APTM) is a blank check company organized as a Cayman company for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities.

About Glowforge Inc.

Glowforge is the creator of the award-winning 3D laser printer that cuts, engraves, and scores hundreds of materials so you can make magical things. It was founded in 2015 by Chief Executive Officer, Dan Shapiro, and Chief Technology Officer, Mark Gosselin. The company has since raised over $135 million in funding from prominent investors including Foundry, True Ventures, DFJ Growth, and Revolution Growth. Unlike 3D printers that use additive technology to build objects out of plastic, Glowforge uses subtractive technology to cut and engrave products from durable and beautiful materials like wood, leather, acrylic, paper, fabric – even chocolate. A sleek and efficient design makes this industrial-grade technology beautiful and affordable, while its cloud-based app makes it easy to create magical things at the touch of a button. Glowforge is used by more than 100,000 creators and can be found in more than 4,000 schools in the U.S.

Additional Information and Where to Find It

If a legally binding definitive agreement with respect to the proposed business combination is executed, APTM intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which will include a preliminary proxy statement/prospectus (a “Proxy Statement/Prospectus”). A definitive Proxy Statement/Prospectus will be mailed to APTM’s stockholders as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain copies of the Proxy Statement/Prospectus, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Alpha Partners Technology Merger Corp., ℅ D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005.

This communication may be deemed to be offering or solicitation material in respect of the proposed transaction, which will be submitted to the stockholders of APTM for their consideration. APTM urges investors, stockholders and other interested persons to carefully read, when available, the preliminary and definitive Proxy Statement/Prospectus as well as other documents filed with the SEC (including any amendments or supplements to the Proxy Statement/Prospectus, as applicable), in each case, before making any investment or voting decision with respect to the proposed transaction, because these documents will contain important information about APTM, Glowforge and the proposed transaction.

Participants in the Solicitation

APTM and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed transaction described herein under the rules of the SEC. Information about the directors and executive officers of APTM and a description of their interests in APTM and the proposed transaction are set forth in APTM’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on April 17, 2023 (the “Annual Report”) and the Proxy Statement/Prospectus, when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of any business combination. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside APTM’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability of APTM to enter into a definitive agreement with respect to an initial business combination with Glowforge within the time provided in APTM’s amended and restated memorandum and articles of association; performance of Glowforge’s business; the risk that the approval of the stockholders of APTM for the proposed transaction is not obtained; failure to realize the anticipated benefits of the proposed transaction, including as a result of a delay in consummating the proposed transaction; the amount of redemption requests made by APTM’s stockholders and the amount of funds remaining in APTM’s trust account after satisfaction of such requests; APTM’s and Glowforge’s ability to satisfy the conditions to closing the proposed transaction; and those factors discussed in the Annual Report under the heading “Risk Factors,” and other documents of APTM filed, or to be filed, with the SEC. APTM does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2023

ALPHA PARTNERS TECHNOLOGY MERGER CORP.

By:	/s/ Sean O’Brien
Sean O’Brien
Chief Financial Officer